Exhibit 3.1

TERRA INDUSTRIES INC.

ARTICLES SUPPLEMENTARY

TERRA INDUSTRIES INC., a Maryland corporation (the “Corporation”), hereby certifies to the State Department of Assessments and Taxation of Maryland (the “Department”) that:

FIRST: Pursuant to the Corporation’s Articles of Restatement, of which the Corporation’s Restated Articles of Incorporation, which Restated Articles of Incorporation contain all of the provisions of the charter of the Corporation, is attached thereto and made a part thereof (the “Restated Articles of Incorporation”), filed with the Department on September 11, 1989, as amended and supplemented, the total number of shares of all classes of stock which the Corporation has authority to issue is One Hundred Fifty Million (150,000,000) shares, of which Sixteen Million Five Hundred Thousand (16,500,000) shares, with a par value of $0.0001 per share, are designated as Trust Shares (the “Trust Shares”), One Hundred Thirty-Two Million Six Hundred Thirty Thousand (132,630,000) are classified as Common Shares, One Hundred Twenty Thousand (120,000) are classified as 4.25% Series A Cumulative Convertible Perpetual Preferred Shares and Seven Hundred Fifty Thousand (750,0000) are classified as Series B Cumulative Redeemable Preferred Shares.

SECOND: The Corporation previously issued and subsequently redeemed all of its outstanding Trust Shares, which by the terms of Article SIXTH, Section 3(e) of the Restated Articles of Incorporation, may not be reissued.

THIRD: Pursuant to the provisions of Article SIXTH, Section 3(e) of the Restated Articles of Incorporation and Section 2-310 of the Maryland General Corporation Law (the “MGCL”), the Sixteen Million Five Hundred Thousand (16,500,000) authorized Trust Shares of the Corporation, constituting all of the shares classified and designated as Trust Shares and previously issued, were retired upon their redemption.

FOURTH: After giving effect to the retirement of the Trust Shares described in Article THIRD of these Articles Supplementary, and in accordance with Section 2-310 of the MGCL, the number of authorized but unissued Trust Shares is zero, and the number of shares of stock which the Corporation has authority to issue under its charter is One Hundred Thirty-Three Million Five Hundred Thousand (133,500,000) shares of stock without par value, of which One Million One Hundred Thirty-Two Thousand Six Hundred Thirty (132,630,000) are classified as Common Shares, One Hundred Twenty Thousand (120,000) are classified as 4.25% Series A Cumulative Convertible Perpetual Preferred Shares and Seven Hundred Fifty Thousand (750,000) are classified as Series B Cumulative Redeemable Preferred Shares.

FIFTH: No amendment to the charter is effected by the filing of these Articles Supplementary and the sole purpose of these Articles Supplementary is to record the reduction in authorized capital of the Corporation resulting from the acquisition of the Trust Shares that, by the terms of the Restated Articles of Incorporation, may not be reissued.

SIXTH: These Articles Supplementary have been approved by the Board of Directors of the Corporation in the manner and by the vote required by law.

SEVENTH: The undersigned President of the Corporation acknowledges these Articles Supplementary to be the corporate act of the Corporation and, as to all matters or facts required to be verified under oath, the undersigned President acknowledges that, to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Corporation has caused these Articles Supplementary to be executed under seal in its name and on its behalf by its President and attested to by its Secretary on this 2nd day of August, 2005.

ATTEST	TERRA INDUSTRIES INC.

/s/ Mark A. Kalafut	By:	/s/ Michael L. Bennett	(SEAL)
Mark A. Kalafut		Michael L. Bennett
Secretary		President and Chief Executive Officer

[SIGNATURE PAGE OF TERRA INDUSTRIES, INC.

ARTICLES SUPPLEMENTARY]

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